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                                                                     Exhibit 5.1

                               FAEGRE & BENSON LLP
                             2200 Wells Fargo Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                  612-766-7000

                                 March 27, 2003


Hutchinson Technology Incorporated
40 West Highland Park Drive N.E.
Hutchinson, Minnesota  55350

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the proposed registration under the Securities Act of 1933, as amended (the "Securities Act"), by Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), of $150,000,000 aggregate principal amount of its 2.25% Convertible Subordinated Notes due 2010 (the "Notes"), issued under an Indenture dated as of February 24, 2003 (the "Indenture") between the Company and LaSalle Bank National Association, as Trustee (the "Trustee"), and the shares of Common Stock, par value $.01 per share, of the Company (the "Shares") into which the Notes are convertible.

         As counsel to the Company, we have examined such corporate records, certificates and other documents, including the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"), and have reviewed such matters of law, as we have considered necessary or appropriate for purposes of this opinion. In addition, we have made such inquiries of officers and representatives of the Company as we have deemed relevant or necessary as the basis for this opinion.

         Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

         1. The Notes have been duly authorized, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity.

         2. The Shares initially issuable upon conversion of the Notes have been duly authorized for issuance and, when issued and delivered upon such conversion in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

         The opinions expressed herein are subject to the following qualifications, assumptions, expectations and limitations:

         (a) In connection with rendering the opinions set forth herein, we have assumed the genuineness of all signatures (other than those of signatories on behalf of the Company), the


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authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

         (b) We have not reviewed and do not opine as to (i) local laws, (ii) banking laws, or (iii) state securities or blue sky laws, rules or regulations.

         (c) We express no opinion as to the governing law or the choice of law provisions of the Indenture or the Notes.

         We are members of the Bar of the State of Minnesota and the foregoing opinion is limited to the laws of the State of Minnesota and the federal laws of the United States of America. We note that the Notes and Indenture state that they are governed by, and construed in accordance with the laws of, the State of New York. For purposes of our opinion set forth in paragraph 1 above, we have assumed with your consent that the laws of the State of Minnesota are identical to the laws of the State of New York.

         Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the references to our firm wherever appearing therein.

                                  Very truly yours,
                                  FAEGRE & BENSON LLP



                                  By: /s/ Kris Sharpe
                                      -----------------------------
                                      Kris Sharpe











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